Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the USA Technologies, Inc. 2007-A Stock Compensation Plan of our report dated September 1, 2006, except for Note 16, last paragraph, which is dated September 20, 2006, filed with the Securities and Exchange Commission.

/s/ Goldstein Golub Kessler LLP

New York, New York
February 13, 2007